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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 9, 2005
Date of Report (Date of earliest event reported)

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
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(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street Danville, Virginia 24541 (Address of principal executive offices)

(434) 792-7511 (Registrant's telephone number, including area code)

DIMON Incorporated
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

ITEM 8.01	OTHER EVENTS

Alliance One International, Inc. (the “Company”) recently received correspondence from a former employee alleging that his termination in connection with the Company’s merger with Standard Commercial Corporation was in retaliation for actions taken while an employee and therefore violated the Sarbanes-Oxley Act of 2002.  The Company has investigated this allegation and believes it to be baseless.  The former employee was terminated as part of the post-merger integration of Standard following a thorough integration planning and cost savings process designed and implemented with the assistance of an independent consultant.  That process has resulted in the termination of numerous employees at all levels of the Company.  The former employee also alleged that the Company has engaged in employment practices with respect to some employees located in certain foreign jurisdictions in violation of such jurisdictions’ laws and which could subject the Company to fines and penalties.  The Company has reported these allegations to the Audit Committee of the Board of Directors and is investigating their validity and materiality.  The Company intends to continue its investigation and take any appropriate remedial measures.

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Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2005	Alliance One International, Inc.
Registrant

By: /s/ James A. Cooley
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Executive Vice President - Chief Financial Officer

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